Exhibit 10.31

FIRST ADDENDUM TO
FORBEARANCE AND NOTE AMENDMENT AGREEMENT

This First Addendum to Forbearance and Note Amendment Agreement (this “Agreement”) is entered into by and among Generation Zero Group, Inc., a Nevada corporation (“Generation Zero” or the “Company”), Phoenix Restructuring Inc., a Delaware corporation (“Phoenix” or “Collateral Agent”), on behalf of and as Collateral Agent for holders of the GZ Notes (as defined below), and Find.com URL Holding, LLC, a Georgia limited liability company (“URL Holding”), each a “Party” and collectively the “Parties”.

Recitals

A.	On June 30, 2010 Generation Zero issued secured promissory notes (the “GZ Notes”) having an aggregate outstanding principal balance of approximately $2,920,250.

B.
The GZ Notes are secured (i) by a security interest in the personal property of Generation Zero, under a Security Agreement dated June 30, 2010 between Generation Zero and the Collateral Agent, and (ii) by a security interest in the personal property of URL Holding, under a Security Agreement dated June 30, 2010 between URL Holding and the Collateral Agent (collectively, the “Security Agreements”).

C.
The Parties previously entered into a Forbearance and Note Amendment Agreement on or around November 20, 2010, to: (i) evidence and document the then amount outstanding under the GZ Notes; (ii) effect a forbearance of the GZ Notes through March 15, 2011; (iii) provide for the payment of certain principal reduction payments under the GZ Notes; (iv) provide for the issuance of shares of Generation Zero common stock to the GZ Note holders; (v) provide for the payment of certain cure payments to the GZ Note holders; (vi) effect certain amendments to the GZ Notes and URL Holding’s Operating Agreement, which reduced the percentage of GZ Note holders required to amend the GZ Notes; and (vii) effect the cancellation of Generation Zero’s previously outstanding forbearance agreement (the “Forbearance Agreement”, a copy of which is attached hereto as Exhibit A).

D.
As of the date of this Agreement, the GZ Notes are in default for failure of Generation Zero to make scheduled payments under such GZ Notes and to repay such GZ Notes on the maturity date of such notes (the “Payment Default”) and more than 60 days have passed without the cure of the GZ Notes as of March 15, 2012, $2,920,250 of principal and approximately $700,160 of accrued interest is owed and due on the GZ Notes and as such, an aggregate of approximately $3,620,410 is currently due on the GZ Notes (the “Outstanding Amount”).

First Addendum to Forbearance and Note Amendment Agreement

E.
This Agreement is to be executed by Collateral Agent and URL Holding upon approval by holders of at least a majority of the outstanding principal of the GZ Notes, which majority includes Cross Hill Georgetown Capital, L.P. (the “Approval”).

In consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency is acknowledged, the parties agree as follows:

1.
Existence of Default under GZ Notes.  Generation Zero acknowledges and agrees that (i) the GZ Notes are in default and that an Event of Default under the GZ Notes has occurred, (ii) the full unpaid principal and accrued but unpaid interest of the GZ Notes is due and payable, and (iii) the 60 day period referenced in Section 6.11 of the operating agreement of URL Holding has passed, entitling the Directors of URL Holding to cancel Generation Zero’s shares in URL Holding, issue shares to Collateral Agent and conduct a non- consensual foreclosure.

2.
Agreement to Forbear.  During the period (the “Forbearance Period”) commencing on June 30, 2010 (the “Effective Date”) and ending on the earlier to occur of January 2, 2014 (subject to the Extension and Termination, described below) or the date that any Forbearance Default occurs, the Collateral Agent shall forbear in the exercise of its rights and remedies under the GZ Notes, Security Agreements, the operating agreement of URL Holding and applicable law.  During the Forbearance Period, Generation Zero is not required to make any payments under the GZ Notes, except under Section 4 of this Agreement.  Further, during the Forbearance Period, Interest, late fees and other charges, if any, under the GZ Notes, shall not accrue or be assessed.  The term “Forbearance Default” means (i) any default under the Security Agreements (other than the Payment Default described in Recital D above or any failure to make a payment due under the GZ Notes), (ii) any default under the GZ Notes (other than the Payment Default described in Recital D above or any failure to make a payment due under the GZ Notes), and/or (iii) any failure to perform any obligation set forth in this Agreement.

3.
Forbearance Fee.  Upon approval of this Agreement by holders of at least a majority of the outstanding principal of the GZ Notes including in all cases, the approval of Cross Hill Georgetown Capital, L.P. and the execution of this Agreement by the Collateral Agent, Generation Zero shall pay the holders of GZ Notes, pro rata with the outstanding principal amount of the GZ Notes held by each holder, 1,460,125 shares of restricted common stock of Generation Zero (the “GZ Shares”), upon such holders making required representations to Generation Zero in order for Generation Zero to confirm that a valid exemption from registration exists under the Securities Act of 1933, as amended (“Securities Act”) for such issuances.  The GZ Shares are a fee and do not reduce the amount of the GZ Notes.  Additionally, to the extent the shares of common stock issued by Generation Zero to holders of GZ Notes become eligible for resale by such holders under Rule 144, at the earliest date legally permissible, Generation Zero shall cause its counsel (or such other counsel engaged by Generation Zero) to issue one opinion of such counsel necessary to remove restrictive legends. The GZ Shares and the other shares of Generation Zero’s common stock previously issued to the GZ Note holders by Generation Zero (collectively the “Shares”) shall have piggy-back registration rights.  Generation Zero covenants and agrees that if, at any time prior to the date that all of the GZ Shares can be sold, without restriction by the GZ Note holders pursuant to Rule 144 of the Securities Act, it proposes to file a registration statement with respect to any class of equity or equity-related securities (other than in connection with an offering to Generation Zero’s employees or in connection with an acquisition, merger or similar transaction) under the Securities Act in a primary registration on behalf of Generation Zero and/or in a secondary registration on behalf of holders of securities, and the registration form to be used may be used for the issuance or resale of the Shares, Generation Zero will include the Shares in such registration statement (the “Piggyback Registration Rights”).  The GZ Note holders also agree that Generation Zero may be limited in its ability to register all of the Shares on a single registration statement pursuant to Rule 415 of the Securities Act and consents and agrees to Generation Zero registering less than all of the Shares in the event Generation Zero is precluded from registering all of the Shares pursuant to Rule 415 (or any other rule or regulation promulgated by the Securities and Exchange Commission).

First Addendum to Forbearance and Note Amendment Agreement

4.
Pre-Payment Obligation.  During the Forbearance Period and thereafter, if Generation Zero’s cash flow from Find.com joint venture operations in any fiscal year exceeds $1,000,000 excluding any sale of equity, the Bridge Loan and Funding Amount , and provided the Bridge Loan and the Funding Amount have been repaid in full, Generation Zero may pay up to 25% of such cash flow (in the discretion of Generation Zero’s Board of Directors) to reduce the balance of the GZ Notes.  The Forbearance Period shall be automatically extended in the event Generation Zero has complied with the preceding sentence and provided that following January 1, 2014, Generation Zero uses the maximum portion of its free cash flow as its Board of Directors may establish in their reasonable discretion to reduce the balance of the GZ Notes, after the repayment in full of the Bridge Loan and Funding Amount and any other subsequent funding approved GZ Note holders holding at least a majority of the principal amount of the GZ Notes (the “Extension”).  The Extension shall automatically extend the Forbearance Period so long as the requirements of this Section 4 are met and compiled with by Generation Zero.

5.
Generation Zero Funding.  The following GZ Note holders CrossHill Georgetown Capital LP, G. Thomas Lovelace, James A. Hendrickson, Hoyt G. Lowder, and Cynthia S. White (collectively the “Funding Holders”) have agreed to advance Generation Zero an aggregate of $50,000 for due diligence and legal expenses (the “Funding Amount” and the “Funding”).  The Funding Amount shall be evidenced by the form of Promissory Note attached hereto as Exhibit B. The Funding and the other terms and conditions of this Section 5 shall be approved by the GZ Note holders in connection with the Approval.  In consideration for the Funding, Generation Zero shall issue the Funding Holders an aggregate of 500,000 shares of Generation Zero’s restricted common stock, upon such Funding Holders making required representations to Generation Zero in order for Generation Zero to confirm that a valid exemption from registration exists under the Securities Act (the “Funding Shares”).  The Funding Shares shall have the Piggy-Back Registration Rights described above.  Following the execution of this Agreement, Generation Zero shall have the right to undertake an offering to certain or all of the GZ Note holders (pro rata with their ownership of the GZ Notes) to purchase up to 1,000,000 shares of Generation Zero common stock in a private offering for up to $50,000 in aggregate funding, subject to such offering and such investors meeting valid exemptions from registration under the Securities Act and otherwise complying with federal securities laws (the “Subsequent Funding”).  The Funding Amount shall be reimbursed from the first funds, if any, raised in the Subsequent Funding and/or through funds raised from the Bridge Loan (described below).

First Addendum to Forbearance and Note Amendment Agreement

6.
Bridge Loan. Subsequent to the execution of this Agreement, Generation Zero shall have the right to borrow up to $1,000,000 in the form of a bridge loan, with such terms and conditions as Generation Zero’s Board of Directors shall determine reasonable in its sole and reasonable discretion, subject in all cases to the first priority security interests of the GZ Note holders and the GZ Notes (the “Bridge Loan”).  The Approval shall constitute approval from the GZ Note holders of Generation Zero’s ability to undertake and enter into agreements and other documents in connection with and evidencing the Bridge Loan.

7.
Transfer of Preferred Stock.  This Agreement and the terms and conditions hereof shall become null and void and the Forbearance Period shall be deemed to have automatically expired (the “Termination”) if Matthew Krieg, the holder of the Company’s Series A Preferred Stock, which has super majority voting rights (the “Preferred Stock”), shall not transfer the ownership of such Preferred Stock to Cynthia S. White and Ronald L. Attkisson or their assigns, upon written request to Mr. Krieg by both Cynthia S. White and Ronald L. Attkisson  (the “Transfer Request”), within ten (10) days of the date such Transfer Request is received by Mr. Krieg.

8.
No Waiver by Collateral Agent or Holders of GZ Notes.  Except for the agreement to forbear the exercise of rights during the Forbearance Period, as described in Section 2 of this Agreement and any Extension, neither the Collateral Agent, nor any holder of GZ Notes, nor URL Holding nor any Director of URL Holding has waived any right against Generation Zero under the GZ Notes, any security agreement executed in connection therewith or under any other agreement(s) between the parties.  Neither the failure nor delay on the part of the Collateral Agent to exercise any right, remedy, power, or privilege under any of the GZ Notes, the Security Agreements executed in connection with the notes, the operating agreement of URL Holding, or any other document relating to the GZ Notes shall operate as a waiver thereof.  No single or partial exercise of any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.   All of the rights, remedies, powers, and privileges of the holders of the GZ Notes, and the Collateral Agent, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently.

First Addendum to Forbearance and Note Amendment Agreement

9.	Forbearance Agreement to Continue in Full Force and Effect. Except as specifically amended hereby, the Forbearance Agreement and the terms and conditions thereof shall remain in full force and effect.

10.	Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each party hereto.

11.
Integration.  This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.  In entering into this Agreement, Generation Zero acknowledges that it is relying on no statements, representation, warranty, covenant or agreement of any kind made by Scientigo or URL Holding or any employee or agent of Scientigo or URL Holding, except for the agreements of Scientigo and URL Holding set forth herein.

12.	Time is of the Essence. The parties agree that time is of the essence in each provision hereof.

13.
Severability.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part, such provision shall be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the remaining provisions of this Agreement.

14.
Waiver of Right to Certain Damages.  Except as prohibited by law, Generation Zero absolutely, irrevocably and unconditionally waives any right which it may have to claim or recover against the holders of the GZ Notes, the Collateral Agent, Scientigo, or any of their agents, representatives, consultants, attorneys, employees, officers, or directors in any litigation or otherwise any special, exemplary, punitive or consequential damages other than or in addition to actual damages.

15.
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

First Addendum to Forbearance and Note Amendment Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year written below, to be effective as of the Effective Date.

Dated: April 18, 2012

Generation Zero Group, Inc.

By: /s/ Matthew Krieg
Matthew Krieg
President

Phoenix Restructuring Inc., on behalf of
itself and as Collateral Agent for the
Holders of GZ Notes

By: /s/ Cynthia S. White
Cynthia S. White
Director

By: /s/ Ronald L. Attkisson
Ronald L. Attkisson
Director

Find.com URL Holding, LLC

By: /s/ Cynthia S. White
Cynthia S. White
Secretary

[Signature page of Majority Note Holders follows.]

First Addendum to Forbearance and Note Amendment Agreement

MAJORITY NOTE HOLDERS

Cross Hill Georgetown Capital, L.P.	% of GNZR Note Obligation: 20.294

By: ___________________________

Its ____________________________

G. Thomas Lovelace	% of GNZR Note Obligation: 7.739

_______________________________

James A. Hendrickson	% of GNZR Note Obligation: 7.739

_______________________________

Hoyt G. Lowder	% of GNZR Note Obligation: 5.052

_______________________________

Ronald L. Attkisson	% of GNZR Note Obligation: 4.382

/s/ Ronald L. Attkisson

Cynthia S. White	% of GNZR Note Obligation: 3.382

/s/ Cynthia S. White

Charles H. Waldo	% of GNZR Note Obligation: 1.968

______________________________

First Addendum to Forbearance and Note Amendment Agreement